Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	38-1490038
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan	49022-2962
(Address of principal executive offices)	(Zip Code)

WHIRLPOOL CORPORATION EXECUTIVE

DEFERRED SAVINGS PLAN II

(Full title of the Plan)

Robert LaForest, Esq., Associate

General Counsel and Secretary,

Whirlpool Corporation, Law Department,

Mail Drop 2200, 2000 North M-63

Benton Harbor, Michigan 49022-2962

(Name and address of agent for service)

(269) 923-5020

(Telephone number, including area code, of agent for service)

Copy to:

Ian Kopelman, Esq.

DLA Piper US LLP

203 N. LaSalle Street, Suite 1900

Chicago, IL 60601

(312) 368-4000

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Plan Interests

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933 this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents are incorporated by reference herein and shall be deemed to be part of this Registration Statement:

(a)	Annual Report of Whirlpool Corporation (the “Company”) on Form 10-K for the year ended December 31, 2007.

(b)	All other reports by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the document referred to in (a) above; and

(c)	Description of Common Stock of the Company contained in the Company’s report on Form 8-K dated April 23, 1996.

(d)	Description of the Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed by the Company on April 27, 1998.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Delaware General Corporation Law and the Certificate of Incorporation of the Company provide for the indemnification of any person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding by reason of the fact that such individual is or was a director or officer of the Company or serves or served another enterprise (including the plan) at the request of the Company against all expense, liability, and loss (including attorney’s fees, judgments, fines, Employee Retirement Income Security Act of 1974 (“ERISA”) excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection therewith, to the fullest extent authorized by the Delaware General Corporation Law, and also generally provides for mandatory advancement by the Company of defense-related expenses. Furthermore, pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the Company has included in its Certificate of Incorporation a provision eliminating or limiting the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his duty of loyalty to the Company or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violating of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit.

Both the Delaware General Corporation Law and the Certificate of Incorporation of the company provide that the Company may maintain insurance to cover losses incurred pursuant to liability of directors and officers of the Company. The Company has obtained directors’ and officers’ insurance coverage, which insurance covers certain liabilities of directors and officers of the Company arising under the Securities Act.

The Company has entered into indemnification agreements with each of its non-employee directors and certain officers providing for the indemnification of such directors and officers. The indemnification agreements provide for indemnification by the Company of each person subject to an indemnification agreement to the fullest extent permitted by law against expenses and damages if the person is, or is threatened to be made, a party to or participant in a legal proceeding by reason of his or her status as a director or officer of the Company or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent. The indemnification agreements provide that the Company will advance the expenses the person incurred in any such proceedings prior to final disposition of the claim. In determining a person’s entitlement to indemnification, the person will be presumed entitled to indemnification, and the Company will have the burden of proving otherwise.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Restated Certificate of Incorporation of Whirlpool Corporation (filed as Exhibit 3(i) to Whirlpool Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-3932, and incorporated herein by reference)

4.2	By-laws of the Company, as amended June 19, 2007 (filed as Exhibit 3.2 to Whirlpool Corporation’s Report on Form 8-K filed on June 22, 2007, Commission File No. 1-3932, and incorporated herein by reference)

4.3	Rights Agreement, dated April 21, 1998, between Whirlpool Corporation and First Chicago Trust Company of New York, (incorporated by reference to the Registrant’s Form 8-K filed on April 27, 1998)

5.1	Opinion of Robert J. LaForest Esq.

5.2	Opinion of DLA Piper US LLP

10.1	Whirlpool Corporation Executive Deferred Savings Plan II (effective as of January 1, 2005, including Supplement A, Whirlpool Executive Restoration Plan (effective as of January 1, 2007))

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Whirlpool Corporation

23.2	Consent of Robert J. LaForest (contained in Exhibit 5.1)

23.3	Consent of DLA Piper US LLP (contained in Exhibit 5.2)

24.1	Power of Attorney

24.2	Power of Attorney

Item 9.	Undertakings.

The undersigned registrant hereby undertakes (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (ii) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Benton Harbor, State of Michigan on March 14, 2008.

Whirlpool Corporation

By:	/s/ DAVID A. BINKLEY
Name:	David A. Binkley
Title:	Senior Vice President, Global Human Resources

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of March 14, 2008.

Signature	Title	Date

/s/ JEFF M. FETTIG*	Director	March 14, 2008
Jeff M. Fettig	Chairman of the Board
and Chief Executive Officer
(Principal Executive Officer)

/s/ MICHAEL A. TODMAN*	Director and President,	March 14, 2008
Michael A. Todman	Whirlpool North America

/s/ ROY W. TEMPLIN*	Executive Vice President and	March 14, 2008
Roy W. Templin	Chief Financial Officer
(Principal Financial Officer)

/s/ ANTHONY B. PETITT*	Vice President and Controller	March 14, 2008
Anthony B. Petitt	(Principal Accounting Officer)

Signature	Title	Date

/s/ HERMAN CAIN*	Director	March 14, 2008
Herman Cain

/s/ GARY T. DICAMILLO*	Director	March 14, 2008
Gary T. DiCamillo

/s/ KATHLEEN J. HEMPEL*	Director	March 14, 2008
Kathleen J. Hempel

/s/ MICHAEL F. JOHNSTON*	Director	March 14, 2008
Michael F. Johnston

/s/ WILLIAM T. KERR*	Director	March 14, 2008
William T. Kerr

/s/ ARNOLD G. LANGBO*	Director	March 14, 2008
Arnold G. Langbo

/s/ MILES L. MARSH*	Director	March 14, 2008
Miles L. Marsh

/s/ PAUL G. STERN*	Director	March 14, 2008
Paul G. Stern

Signature		Title	Date

/s/ JANICE D. STONEY*		Director	March 14, 2008
Janice D. Stoney

/s/ MICHAEL D. WHITE*		Director	March 14, 2008
Michael D. White

*By:	/s/ DANIEL F. HOPP	Individually and as	March 14, 2008
ATTORNEY IN FACT		Attorney-in-fact
Daniel F. Hopp

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Plan has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Benton Harbor, state of Michigan, on March 14, 2008.

Whirlpool Corporation Executive Deferred Savings Plan II

By:	/s/ DAVID A. BINKLEY
David A. Binkley
Senior Vice President, Global Human Resources

EXHIBIT INDEX

Exhibit No.
4.1	Restated Certificate of Incorporation of Whirlpool Corporation (filed as Exhibit 3(i) to Whirlpool Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-3932, and incorporated herein by reference)

4.2	By-laws of the Company, as amended June 19, 2007 (filed as Exhibit 3.2 to Whirlpool Corporation’s Report on Form 8-K filed on June 22, 2007, Commission File No. 1-3932, and incorporated herein by reference)

4.3	Rights Agreement, dated April 21, 1998, between Whirlpool Corporation and First Chicago Trust Company of New York, (incorporated by reference to the Registrant’s Form 8-K filed on April 27, 1998)

5.1	Opinion of Robert J. LaForest

5.2	Opinion of DLA Piper US LLP

10.1	Whirlpool Corporation Executive Deferred Savings Plan II (effective as of January 1, 2005, including Supplement A, Whirlpool Executive Restoration Plan (effective as of January 1, 2007))

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Whirlpool Corporation

23.2	Consent of Robert J. LaForest (contained in Exhibit 5.1)

23.3	Consent of DLA Piper US LLP (contained in Exhibit 5.2)

24.1	Power of Attorney

24.2	Power of Attorney